Exhibit 10.3
FIRST AMENDMENT AND WAIVER TO
LOAN AND SECURITY AGREEMENT
     This First Amendment and Waiver to Loan and Security Agreement (the “First Amendment and Waiver”) is made as of the 4th day of April, 2007 by and among
EDDIE BAUER, INC., a corporation organized under the laws of the State of Delaware, having a place of business at 15010 NE 36th Street, Redmond, Washington 98052 (the “Borrower”);
The GUARANTORS party hereto (together with the Borrower, individually, a “Loan Party” and collectively, the “Loan Parties”);
the LENDERS party hereto;
BANK OF AMERICA, N.A., as Agent for the Lenders, having a place of business at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110;
BANK OF AMERICA, N.A. and THE CIT GROUP/BUSINESS CREDIT, INC., as Co-Syndication Agents; and
GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent;
in consideration of the mutual covenants herein contained and benefits to be derived herefrom.
WITNESSETH
     WHEREAS, the Loan Parties, the Agent, the Lenders, the Co-Syndication Agents, and the Documentation Agent have entered into a Loan and Security Agreement dated as of June 21, 2005 (as amended and in effect, the “Loan Agreement”); and
     WHEREAS, Holdings has advised the Agent and the Lenders that it intends to issue certain Convertible Senior Notes due 2014 in the face amount of $75,000,000, which notes shall be guaranteed by the other Loan Parties and the proceeds of which will be primarily used to repay a portion of the Term Debt; and
     WHEREAS, Holdings has further advised the Agent and the Lenders that, reasonably contemporaneously with the issuance of the Convertible Senior Notes described above, it and the Borrower intend to enter into an Amended and Restated Term Loan Agreement with, among others, JPMorgan Chase Bank, N.A., as administrative agent; and
     WHEREAS, in order to facilitate the issuance of the Convertible Senior Notes and the amendment of, and prepayment of a portion of, the Term Debt, and for certain other purposes as set forth herein, the Loan Parties have requested that certain provisions of the Loan Agreement be amended as set forth herein; and

     WHEREAS, the Borrower has requested that the Agent and the Majority Lenders confirm the waiver on the terms and conditions set forth herein, of certain Events of Default which have arisen under the Loan Agreement and which were previously temporarily waived by the Lenders, all as more fully set forth herein.
     NOW THEREFORE, it is hereby agreed as follows:
1.	Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

2.	Amendments to Article 1 of the Loan Agreement. The provisions of Section 1.1 of the Loan Agreement are hereby amended as follows:
a.	Clause (i) of the definition of “Permitted Liens” is hereby deleted in its entirety and the following substituted in its stead:

“(i) Liens securing Term Debt permitted pursuant to Section 9.11(e) hereof and Guaranties thereof permitted pursuant to Section 9.10(i) hereof, provided that the holder of such Term Debt shall have entered into the Intercreditor Agreement;”

b.	The definition of “Term Debt” is hereby deleted in its entirety and the following substituted in its stead:

“Term Debt” means the Debt due or to become due under a certain Term Loan Agreement dated as of June 21, 2005 among JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto, the Borrower, and Holdings, together with all other documents relating thereto, including, without limitation, a certain Guarantee and Collateral Agreement dated as of June 21, 2005 (as each may be amended, modified, supplemented, extended, restated, renewed or replaced from time to time in accordance with the terms hereof and the Intercreditor Agreement, including, without limitation, pursuant to that certain Amended and Restated Term Loan Agreement dated as of April 4, 2007).

c.	The following new definitions are hereby added to the Loan Agreement in appropriate alphabetical order:

“Convertible Notes Documents”: the Convertible Note Indenture, the Convertible Notes issued thereunder and any other documentation executed in connection therewith, as in effect on the First Amendment Effective Date, together with any amendments and supplements thereto permitted under Section 9.12(b) hereof.

“Convertible Note Indenture”: the Indenture dated as of April 4, 2007 among Holdings, the subsidiary guarantors party thereto and the trustee therefor, as in effect on the First Amendment Effective Date, together with any amendments and supplements thereto permitted under Section 9.12(b) hereof.

“Convertible Notes”: the convertible notes issued by Holdings pursuant to the Convertible Note Indenture.

“First Amendment Effective Date”: April 4, 2007.
3.	Amendments to Article 9 of the Loan Agreement. The provisions of Article 9 of the Loan Agreement are hereby amended as follows:
a.	Section 9.8 of the Loan Agreement is hereby amended by deleting the word “and” at the end of clause (f) and adding the word “and” at the end of clause (g) and adding the following clause (h) at the end thereof:

“(h) a liquidating distribution by Spiegel Credit Card Master Note Trust (the “Note Trust”) to SAC of all of the assets of the Note Trust (the “Note Trust Receivables”); (ii) the sale, transfer or assignment by the Note Trust or SAC, as the case may be, of the Note Trust Receivables or any interest therein, or the sale by Holdings of SAC to a third party purchaser in an arm’s length transaction; (iii) the dissolution or liquidation of the Note Trust and/or SAC, as the case may be, following such sale, or the merger of SAC into or with Holdings or any of its Subsidiaries; and (iv) the execution and delivery by the Note Trust and/or SAC of any and all consents, certificates, guaranties, indemnities or other agreements deemed necessary or desirable to accomplish the activities set forth in (i), (ii) and (iii) above.”

b.	Section 9.9 of the Loan Agreement is hereby amended by adding the words “(other than the conversion of the Convertible Notes into common stock of Holdings)” immediately after the words “capital structure” in clause (ii) thereof.

c.	Section 9.10 of the Loan Agreement is hereby amended by adding “and the Convertible Notes” at the end of clause (i) thereof.

d.	Section 9.11 of the Loan Agreement is hereby amended by deleting the word “and” at the end of clause (i) thereof, relettering clause (j) as clause (k) and adding the following new clause (j) thereto:

(j) Debt consisting of the Convertible Notes; and

e.	Section 9.12 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in its stead:

“9.12 Prepayment; Amendment of Convertible Notes.

     (a) Such Loan Party shall not, and shall not suffer or permit any of its Subsidiaries to, voluntarily prepay, acquire or defease any Debt except (i) the Obligations in accordance with the terms of this Agreement, (ii) payment of the Plan Note solely from proceeds, if any, paid to Holdings from the collection of the pre-petition securitization trusts in which Holdings’ Subsidiaries, SAC and FSAC, hold an interest, (iii) extinguishment of any of the Convertible Notes pursuant to a conversion of such Convertible Notes to common stock of Holdings as set forth in the Convertible Notes Documents, (iv) cash payments in lieu of, or in combination with, the issuance of common stock of Holdings upon the requested conversion of the Convertible Notes of any holder thereof to common stock of Holdings, (v) prepayment of the Term Debt in an amount not to exceed $75,000,000 on the First Amendment Effective Date, (vi) prepayment of the Term Debt and the Convertible Notes and payment in an amount not to exceed $15,000,000 during the term of this Agreement for the prepayment of Debt other than the Term Debt and other than the Convertible Notes, provided, however, that in any case under clauses (iv) or (vi) hereof, after giving effect to such payment, (A) no Default or Event of Default shall then exist, (B) Combined Availability is not less than $50,000,000, and (C) such Loan Party demonstrates that it is Solvent to the reasonable satisfaction of the Agent, (vii) any refinancings of the Term Debt permitted under, and in accordance with, the Intercreditor Agreement, including, without limitation, the refinancing thereof pursuant to the Amended and Restated Term Loan Agreement dated as of April 4, 2007; and (viii) refinancings of the Convertible Notes permitted under subsection (b) below.
     (b) Such Loan Party shall not amend, supplement or modify the Convertible Notes Documents if such amendment, supplement or modification (which for purposes hereof shall include any restatement, refinancing or refunding of the Convertible Notes) would (i) shorten the fixed maturity thereof or increase the aggregate principal amount thereof, or increase the rate or shorten the time of payment of interest on, or increase the amount or shorten the time of payment of any principal or premium payable, at a date fixed for prepayment or by acceleration or otherwise prior to maturity thereof; (ii) relate to any material affirmative or negative covenant or any event of default or remedy thereunder and the effect of which is to subject Holdings, or any of its Subsidiaries, to provisions that are materially more onerous or more restrictive; or (iii) otherwise adversely affect the interests of the Lenders hereunder in any material respect.
4.	Amendment to Article 15 of the Loan Agreement. Section 15.7 of the Loan Agreement is hereby amended by deleting the notice address of the Agent and substituting the following in its stead:

Bank of America, N.A.
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attention: Mr. Peter Foley
Telecopy No.: (617) 434-4339
5.	Amendments to Schedules. The Schedules to the Loan Agreement are hereby deleted in their entirety and the Schedules in the form annexed hereto substituted in their stead.

6.	Waiver. The Agent and the Majority Lenders have previously delivered to the Borrower a certain waiver dated as of March 28, 2007 (the “March, 2007 Waiver”) with respect to certain Events of Default arising by reason of the Borrower’s failure to deliver an unqualified opinion from Holdings’ independent certified public accountants for the Fiscal Year ending December 30, 2006 in connection with the annual audited financial statements required pursuant to Section 7.2(a) of the Loan Agreement. Such waiver provided, by its terms, that it would terminate if the “Default” under the Term Debt became an “Event of Default” thereunder. Upon satisfaction of the conditions precedent to the effectiveness of this First Amendment and Waiver, the Agent and the Lenders constituting the Majority Lenders hereby confirm the waiver of the Events of Default specified in the March 2007 Waiver, subject to the terms thereof, and agree that the condition number 2 specified therein shall no longer have any force or effect.

7.	Conditions to Effectiveness. This First Amendment and Waiver shall not be effective until each of the following conditions precedent have been fulfilled to the reasonable satisfaction of the Agent:
a.	This First Amendment and Waiver shall have been duly executed and delivered by the Loan Parties, the Agent and the Majority Lenders. The Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.	All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this First Amendment and Waiver shall have been duly and effectively taken. The Agent shall have received from the Loan Parties true copies of the resolutions authorizing the transactions described herein, each certified by their secretary or other appropriate officer to be true and complete.

c.	The Amended and Restated Term Loan Agreement (in form reasonably satisfactory to the Agent) shall have been executed by the parties thereto and shall be in full force and effect. All “Defaults” or “Events of Default” with respect to the Term Debt as of the effective date of this First Amendment and Waiver shall have been waived by the term lenders.

d.	The Agent and the agent for the Term Debt shall have entered into a confirmation to the Intercreditor Agreement on terms reasonably satisfactory to the Agent.

e.	The Convertible Notes Documents (in form reasonably satisfactory to the Agent) shall have been executed by the parties thereto and shall be in full force and effect.

f.	The Loan Parties shall have paid the Agent all amounts due under the Amendment Fee Letter of even date herewith.

g.	The Loan Parties shall have reimbursed the Agent for all expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees.

h.	After giving effect to this First Amendment and Waiver, no Default or Event of Default shall have occurred and be continuing.

i.	The Loan Parties shall have provided such additional instruments and documents, as the Agent and its counsel may have reasonably requested.
8.	Miscellaneous.
a.	Except as provided herein, all terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. After giving effect to this First Amendment and Waiver, each Loan Party hereby ratifies, confirms, and reaffirms all of the representations, warranties and covenants contained in the Loan Agreement and the other Loan Documents.

b.	This First Amendment and Waiver may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

c.	This First Amendment and Waiver expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this First Amendment and Waiver or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment and Waiver. Nothing contained herein shall be deemed to constitute a waiver of any other Events of Default now existing or hereafter arising under the Loan Agreement.

d.	THIS FIRST AMENDMENT AND WAIVER SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment and Waiver to be executed and their seals to be hereto affixed as the date first above written.

“BORROWER”

EDDIE BAUER, INC.

By	/s/ David Taylor

Name:	David Taylor

Title:	Interim Chief Financial Officer

“GUARANTORS”

EDDIE BAUER HOLDINGS, INC.

By	/s/ David Taylor

Name:	David Taylor

Title:	Interim Chief Financial Officer

EDDIE BAUER SERVICES, LLC

By	/s/ David Taylor

Name:	David Taylor

Title:	Interim Chief Financial Officer

EDDIE BAUER FULFILLMENT SERVICES, INC.

By	/s/ David Taylor

Name:	David Taylor

Title:	Interim Chief Financial Officer

EDDIE BAUER INFORMATION TECHNOLOGY, LLC

By	/s/ David Taylor

Name:	David Taylor

Title:	Interim Chief Financial Officer

“AGENT”

BANK OF AMERICA, N.A. as the Agent

By

Name:
Title:

“LENDERS”

BANK OF AMERICA, N.A., as a Lender
By

Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION., as a Lender

By

Name:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By

Name:
Title: